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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                               ------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report
(Date of earliest event reported):                              October 12, 1998




                             MULTIMEDIA GAMES, INC.
             -----------------------------------------------------
             (Exact name of registrant as specified in its charter)


    Texas                            0-28318                    74-2611034
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(State or other                   (File Number)                (IRS Employer
jurisdiction of                                              Identification No.)
incorporation)


7335 S. Lewis Avenue, Suite 204, Tulsa, Oklahoma                    74136
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(Address of principal executive offices)                          (Zip Code)



Registrant's telephone number,
including area code                                              (918) 494-0576
                                                                 ---------------







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Item 5. Other Events

         On October 12, 1998, Multimedia Games, Inc. (the "Company") announced the declaration of a dividend distribution of one right (a "Right") for each share of Common Stock, par value $.01 per share (the "Common Shares"), of the Company outstanding at the close of business on October 23, 1998 (the "Record Date"), pursuant to the terms of a Rights Agreement, dated as of October 12, 1998 (the "Rights Agreement"), between the Company and Corporate Stock Transfer, as Rights Agent. The Rights Agreement also provides, subject to specified exceptions and limitations, that Common Shares issued or delivered by the Company after the Record Date will also be entitled to and accompanied by Rights. The Rights are in all respects subject to and governed by the provisions of the Rights Agreement, a copy of which (including all exhibits thereto) is filed as Exhibit 1 hereto and incorporated herein by this reference. A summary description of the Rights is set forth in Exhibit C to the Rights Agreement.

Item 7.     Financial Statements and Exhibits.

         Exhibits:

         The Exhibits to this report are listed in the Index to Exhibits set forth elsewhere herein.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             MULTIMEDIA GAMES, INC.



Dated: October 12, 1998                      By: /s/ Frederick E. Roll
                                                 ---------------------
                                                 Frederick E. Roll
                                                 Vice President - Finance and
                                                 Chief Financial Officer









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                                INDEX TO EXHIBITS


        EXHIBIT
        NUMBER             Description
        -------            -----------

           1 Rights Agreement (including a Form of Certificate of Designation of Series B Junior Participating Preferred Stock as Exhibit A thereto, a Form of Right Certificate as Exhibit B thereto and a Summary of Rights to Purchase Preferred Stock as Exhibit C thereto)

           2 Form of letter to stockholders (included as Exhibit C to Exhibit 1)

           3               Press release, dated October 12, 1998





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